                                                                     Exhibit 5.4


                         CONSENT OF DORSEY & WHITNEY LLP



         We consent to the reference to our opinion contained under "Eligibility for Investment" in the Registration Statement on Form F-10 of Central Fund of Canada Limited. In giving this consent we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933 or the rules and regulations thereunder.





Toronto, Canada                                     /s/ Dorsey & Whitney LLP
March 25, 2004                                        Dorsey & Whitney LLP